EXHIBIT 16.1

                   [Letterhead of PricewaterhouseCoopers LLP]



                                                               December 17, 2004



Securities and Exchange Commission
450 5th Street
Washington, DC 20549


Commissioners:

     We have read the statements made by Tier Technologies, Inc. (copy attached), which we understand will be filed with the Commission, pursuant to
Item 4.01 of Form 8-K, as part of Tier Technologies, Inc.'s Form 8-K dated December 13, 2004. We agree with the statements concerning our firm in such Form 8-K.

Very truly yours,



/s/ PricewaterhouseCoopers LLP
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